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                                                                  Exhibit (j)(2)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A) (No. 33-488/811-4416) of Armada Funds of our reports dated July 7, 2000, included in the 2000 Annual Report to shareholders.








                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                     Ernst & Young LLP



Philadelphia, Pennsylvania
February 26, 2001